SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): May 21, 2010

POWER SPORTS FACTORY, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25385	41-1853993
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 Walnut Street, Philadelphia, PA 19106
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (267) 546-9073

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01.       Regulation FD Disclosure.

       On May 16th, 2010, we were served with a suit filed by Andretti IV, LLC, which has licensed to us, pursuant to Licensing Agreements, certain rights to use the “Andretti” name in connection with the branding and sale of our “Andretti Benelli” and “Yamati” lines of scooters. We have been in default of our obligations under the Licensing Agreements at various points in the last several years, and have been engaged in settlement agreement negotiations with Andretti IV, LLC at various times up to recently.  Andretti IV, LLC terminated the Licensing Agreements on February 1, 2010. The lawsuit names the Company, Shawn Landgraf (our Chief Executive Officer) and Steve Rubakh (our President) as defendants, and seeks payments owed under the Exclusive Licensing Agreement, damages for fraudulent inducement, misrepresentations, damages to the Andretti IV name, goodwill and reputation, and preliminary injunctive relief to prevent further use by us of Andretti IV licensed rights.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

Date: May 21, 2010	By:	/s/ Shawn Landgraf
Shawn Landgraf
Chief Executive Officer